Exhibit 10.5

SECUNDA INTERNATIONAL LIMITED

SENIOR SECURED FLOATING RATE NOTES DUE 2012

CREDIT AGREEMENT

CONTROL AGREEMENT

[COLLATERAL ACCOUNT]

Dated as of August 26, 2004

i

EXHIBIT A: Remittance Instruction Form

ii

This CONTROL AGREEMENT [COLLATERAL ACCOUNT], dated as of August 26, 2004 (this “Agreement”), is entered into by and among Secunda International Limited (the “Company”) each of the undersigned Subsidiaries of the Company (each, a “Guarantor” and, collectively, the “Guarantors”), Wilmington Trust Company, as Depositary Agent (the “Depositary Agent”) and Wilmington Trust Company, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”) under the Collateral Agency Agreement dated as of August 26, 2004 (the “Collateral Agency Agreement”) by and among the Company and certain of its subsidiaries; Fortis Capital Corp. (the “Agent”), in its capacity as Agent for the benefit of the Lenders; Wells Fargo Bank, National Association (the “Trustee”) in its capacity as Trustee for the benefit of the Noteholders; and the Collateral Agent.

RECITALS:

Pursuant to the terms of the Initial Credit Agreement, each of the Lenders agreed to make the Facility available to the Company in accordance with and subject to the terms and conditions of the Initial Credit Agreement. As a condition to providing such Facility (as defined in the Credit Agreement), each of the Lenders has requested that each of the Company and the Guarantors enter into this Agreement and pledge the Collateral specified herein to the Collateral Agent, on behalf of the Agent and the Lenders. Pursuant to the terms of the Indenture, the Borrower issued the Notes. As a condition to the purchase of such Notes by the initial purchasers thereof, each of such initial purchasers has requested that each of the Company and the Guarantors enter into this Agreement and pledge the Collateral specified herein to the Collateral Agent, on behalf of the Trustee and the Noteholders.

The Initial Credit Agreement and Initial Purchase Agreement further require that such security interests in the Collateral identified herein be subject to the control of the Collateral Agent. This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such security interests and all related rights, interests and powers as agent for, and for the benefit of, the present and future Lender and the holders of the Notes and other Secured Obligations.

The Depositary Agent has agreed to act as depositary agent and, with respect to any securities entitlements held by it pursuant to this Agreement, as securities intermediary pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Capitalized terms used in this Agreement that are defined in Collateral Agency Agreement or the Indenture and not otherwise defined herein shall have the meanings set forth in the Collateral Agency Agreement or the Indenture, as applicable. All capitalized terms used in this Agreement that are defined in Article 9 of the UCC, as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.

ARTICLE II

COLLATERAL ACCOUNT

SECTION 2.01. Collateral Account.

(a) Establishment of Collateral Account. The Company hereby directs the Depositary Agent to establish and maintain at its corporate trust office an account in the name of the Company (as the entitlement holder) entitled “Collateral Blocked Account Subject to the Security Interest of Wilmington Trust Company, as Collateral Agent” and numbered 067492-000 (the “Collateral Account”). The Collateral Account shall at all times be under the sole and exclusive control of the Collateral Agent.

(b) Deposit of Moneys into Collateral Account; Application of Proceeds in Collateral Account. The deposit of moneys into the Collateral Account and the application of such moneys shall be governed by the terms of Section 2.6 of the Collateral Agency Agreement and Section 3.05 hereof.

SECTION 2.02. Permitted Investments.

(a) Application of Permitted Investments. Permitted Investments, if any, shall be deemed at all times to be a part of the Collateral Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to the Collateral Account, and the income or interest earned and gains realized in excess of losses suffered by the Collateral Account due to the investment of funds deposited therein shall be credited and retained in the Collateral Account, with net losses deducted from the Collateral Account, except as otherwise expressly provided by the terms hereof.

(b) Earnings. All earnings, if any, on funds in the Collateral Account maintained hereunder shall be credited to the Company for tax reporting purposes. The Depositary Agent shall provide to the Company a statement with respect to all interest earned on the Collateral Account as of the close of each calendar year for which income is earned on the Collateral Account. The Company shall provide the Depositary Agent with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement. This form shall, to the extent necessary, be renewed as required by the Internal Revenue Service and provided to the Depositary Agent. The Depositary Agent shall be entitled to conclusively rely on an opinion of legal counsel (which may be counsel to the Company) in connection with the reporting of any earnings with respect hereto.

(c) Liquidation of Investments for Distributions. The Collateral Agent is hereby authorized to direct the Depositary Agent, in writing using the form attached hereto as

Exhibit A, to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity) in order to make or cause to be made any application required by Section 2.6 of the Collateral Agency Agreement. In furtherance, and not in limitation, of any other indemnity or limitation of liability with respect to the Collateral Agent contained herein or in the Credit Agreement or any Note Document, the Collateral Agent and the Depositary Agent shall in no way be liable for any losses suffered by the Company, including losses due to early liquidation or market risk, which are a result of the Collateral Agent’s exercise of its authority under this provision. The Depositary Agent shall invest and reinvest any cash in the Collateral Account in Temporary Cash Investments described in clause (2) of the definition of such term to the extent practicable. The Depositary Agent shall have no liability for the selection of investments, for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof.

SECTION 2.03. Monies Received by the Company. In the event that the Company or any Guarantor receives any amounts required by the terms hereof and of Section 2.6 of the Collateral Agency Agreement to be deposited into the Collateral Account, the Company shall, or shall cause such Guarantor to, hold the same in precisely the form received in trust for and on behalf of the Collateral Agent (on behalf of the Agent and the Trustee for the benefit of the holders of the Secured Obligations), segregated from other funds of the Company or such Guarantor, and without any notice or demand whatsoever, shall promptly deliver the same to the Depositary Agent for application in accordance with the terms of this Agreement. No balance in, or financial asset or other asset credited to, the Collateral Account maintained hereunder shall be disbursed or transferred by the Depositary Agent, except in accordance with the provisions hereof.

SECTION 2.04. Books of Collateral Account; Statements. The Depositary Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Collateral Account and all investment transactions effected by the Depositary Agent pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded.

ARTICLE III

SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

SECTION 3.01. Securities Collateral Account.

(a) Acknowledgement. The Depositary Agent hereby agrees and confirms that the Depositary Agent has established the Collateral Account as set forth and defined in this Agreement.

(b) Agreement. Each of the parties hereto agrees that:

(i) the Collateral Account will be maintained, to the extent that “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC, and as so defined the term financial asset is so used throughout this Agreement) are deposited therein or credited thereto, as a “securities account” (within the meaning of Section 8-501 of the UCC), and, to the extent that credit balances not constituting financial assets are credited thereto, as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC);

(ii) the Company is an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of any “financial assets” credited to the Collateral Account and is the Depositary Agent’s “customer” within the meaning of Section 4-104 of the UCC to the extent the account is a deposit account;

(iii) all property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest, cash or other property whatsoever) delivered to the Depositary Agent will be promptly credited by the Depositary Agent to the Collateral Account by an appropriate entry in its records in accordance with this Agreement and shall maintain all such property to the extent permitted by applicable law, as financial assets;

(iv) all financial assets and other assets in registered form or payable to or to order and credited to the Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary Agent or in blank, or credited to another securities account maintained in the name of the Depositary Agent, and in no case will any such financial asset or other asset be credited to the Collateral Account at any time, if, at such time, such asset is registered in the name of, payable to or to the order of, or endorsed to, the Collateral Agent (in such capacity) or the Company, except to the extent the foregoing have been subsequently endorsed by the Collateral Agent (in such capacity) or the Company to the Depositary Agent or in blank;

(v) the Depositary Agent is acting as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Collateral Account and financial assets deposited therein or credited thereto and as a “bank” (within the meaning of Section 9-304 of the UCC) with respect to the Collateral Account and credit balances not constituting financial assets credited thereto; and

(vi) the Depositary Agent shall not change the name or account number of the Collateral Account without the prior consent of the Collateral Agent.

SECTION 3.02. Certain Rights and Powers in Respect of Collateral Account and Funds.

(a) Rights to Collateral Account. The Company shall not make, attempt to make or consent to the making of any withdrawal or transfer from the Collateral Account except in strict adherence to the terms and conditions of this Agreement. The Company shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Collateral Account, except to have amounts credited thereto applied in accordance with this Agreement; provided, however, that the parties hereto acknowledge and agree that the foregoing provisions of this Section 3.02(a) shall not be deemed to divest the Company of its interest as an “entitlement holder” under the UCC, as provided in this Agreement.

(b) Certain Powers of the Collateral Agent and the Depositary Agent. The Collateral Agent and, where appropriate, the Depositary Agent will have the right, but not the obligation, to (i) refuse any item for credit to the Collateral Account except as required by the terms of this Agreement and (ii) refuse to honor any request for transfer on the Collateral Account which is not consistent with this Agreement. If the Company fails to perform any agreement contained herein and such failure to perform is continuing for a period of 30 days, the Collateral Agent may itself (but shall have no obligation to) perform, or cause the performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company upon written demand. The Company hereby irrevocably appoints the Collateral Agent as the Company’s attorney-in-fact, with full authority in the place and stead of the Company, and in the name of the Company or otherwise from time to time, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral Account or the proceeds of financial assets or other assets held therein or credited thereto;

(ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

(iii) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral Account or the proceeds of financial assets or other assets held therein or credited thereto or otherwise to enforce the rights of the Collateral Agent with respect to the Collateral Account or the proceeds of financial assets or other assets held therein or credited thereto, provided that, with respect to this clause (iii), such rights shall be exercised in accordance with Section 3.06; and

(iv) to perform the affirmative obligations of the Company hereunder if, and to the extent that, the Company fails to perform such obligations and such failure to perform is continuing for a period of 30 days.

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.02(b) is irrevocable and coupled with an interest. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the applicable Secured Parties) in the Collateral Account and the proceeds of financial assets and other assets held therein or credited thereto and shall not impose any duty on the Collateral Agent to exercise any such powers. Except for the reasonable care of the Collateral Account in its possession or under its control (as the case may be) and the accounting for moneys actually received by it hereunder, neither the Depositary Agent nor the Collateral Agent shall have any duty as to the Collateral Account or the proceeds of financial assets or other assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral Account or proceeds. Each of the Depositary Agent and the Collateral Agent is required to exercise reasonable care in the custody and preservation of the Collateral Account and the financial assets and other assets held therein or credited thereto in its possession or under its control (as the case may be); provided, however, that the Collateral Agent in any event shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral Account if it takes such action for that purpose as the Company reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but, notwithstanding the foregoing, the failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

SECTION 3.03. Security Interest.

(a) Grant. To secure the timely payment in full in cash and performance in full of the Secured Obligations, the Company and each of the Guarantors does hereby assign, grant, hypothecate and pledge to, and grant a first priority security interest (subject to Permitted Liens) in favor of the Collateral Agent, on behalf of and for the sole and exclusive benefit of the Agent and the Trustee, on behalf of holders of the Secured Obligations, on all the estate, right, title, interest and security entitlements of the Company and each of the Guarantors, whether now owned or hereafter acquired, in the Collateral Account and in all cash, cash equivalents, instruments, investments, other securities, financial assets and other assets held therein or credited thereto and all proceeds thereof, including all rights of the Company and each of the Guarantors to receive moneys due in respect of such Collateral Account, all claims with respect to such Collateral Account, all income or gain earned in respect of the financial assets and other assets held in or credited to such Collateral Account, and all proceeds receivable or received when any financial asset or other asset held in or credited to an Collateral Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily (collectively, the “Collateral”).

(b) Acknowledgment. The Depositary Agent hereby acknowledges the first priority security interest in, and the pledge by the Company and the Guarantor to the Collateral Agent for the benefit of the holders of the Secured Obligations of all of the Company’s and the Guarantors’ assets held in or credited to the Collateral Account and all proceeds thereof, and will so indicate on the records maintained by the Depositary Agent with respect to the Collateral Account. The Depositary Agent agrees to hold all such assets for the purposes of, and on the terms set forth in, this Agreement.

(c) Other Liens; Adverse Claim.

(i) The Company and each of the Guarantors represents and warrants that:

(A) it has not assigned any of its rights under the Collateral Account;

(B) it has not executed and is not aware of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Collateral Account except in favor of the Collateral Agent; and

(C) it has full power and authority to grant a security interest in and assign its right, title and interest in the Collateral Account and all financial assets and other assets held therein or credited thereto and all proceeds thereof hereunder.

(ii) The Company and each of the Guarantors represents, warrants and covenants that it has not granted, and shall not grant, to any Person other than the Collateral Agent any interest in Collateral Account and that it has kept, and shall keep, the Collateral Account free from all Liens other than Permitted Liens.

(iii) The Depositary Agent represents and warrants that it has no actual knowledge (without having conducted an independent investigation or inquiry) of any Lien on the Collateral Account other than the claims and interest of the parties hereto as provided herein. In the event that the Depositary Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collateral Account or any financial asset or other asset credited thereto, the Depositary Agent hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the holders of the Secured Obligations.

(iv) Each of the Collateral Agent and the Depositary Agent represents and warrants that it has no written notice (without having conducted an independent investigation or inquiry) of any adverse claim to the financial assets or other assets deposited in or credited to the Collateral Account or to security entitlements with respect thereto.

(v) The financial assets and other assets credited to the Collateral Account shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent.

SECTION 3.04. Duties and Certain Rights of Depositary Agent.

(a) General. The duties of the Depositary Agent shall be determined solely by the express provisions of this Agreement and by applicable law and no duties, implied covenants or obligations shall be read into this Agreement against the Depositary Agent as depositary agent, securities intermediary and bank.

(b) Acceptance of Appointment. The Depositary Agent hereby agrees to act as depositary agent and securities intermediary with respect to the Collateral Account and pursuant to this Agreement. The other parties hereto hereby acknowledge that the Depositary Agent shall act as depositary agent, securities intermediary and bank with respect to the Collateral Account and pursuant to this Agreement.

(c) Financial Assets Election. The Depositary Agent hereby agrees that each item of property (including a security, security entitlement, investment property, instrument or obligation, share or participation) credited to the Collateral Account shall be treated as a financial asset under Article 8 of the UCC and at any time deposited in the Collateral Account, and interest accrued or paid thereon.

(d) Negative Pledge. Subject to the terms of this Agreement, the Depositary Agent hereby agrees that it shall not grant any Lien in the financial assets and other assets that it is obligated to maintain under this Agreement.

(e) Entitlement Orders, Instructions. If at any time the Depositary Agent shall receive any entitlement order, instruction or any other order from the Collateral Agent directing the transfer or redemption of any financial asset or other asset relating to the Collateral Account, or directing the disposition of any funds in the Collateral Account, the Depositary Agent shall comply with such entitlement order, instruction or other order without further consent by the Company or any other Person. The parties hereto agree that until the Depositary Agent’s obligations under this Agreement shall terminate in accordance with the terms hereof, the Collateral Agent shall have control of each of the Company’s security entitlements with respect to the financial assets and other assets credited to the Collateral Account. The Depositary Agent hereby represents that it has not entered into, and agrees that, until the termination of this Agreement and the other Term Loan Documents or Note Documents in accordance their terms, it will not enter into, any agreement with any other Person in respect such Collateral Account pursuant to which it would agree to comply with entitlement orders made by such Person.

(f) Degree of Care. The Depositary Agent shall exercise due care in accordance with reasonable commercial standards in administering the Collateral Account, accounting for assets credited to the Collateral Account and performing its duties as a bank with respect to the Collateral Account, and to the extent that any “investment property” is on deposit, accounting for financial assets and other assets credited to the Collateral Account and performing its duties as securities intermediary with respect to the Collateral Account and, in each case, such assets deposited therein or credited thereto and the credit balances credited thereto under this Agreement.

(g) Action Upon Notices; Exercise of Judgment. The Depositary Agent shall be permitted to conclusively rely and act upon any notice, entitlement order, instruction, request, waiver, consent, receipt or other paper or document whether in its original or facsimile form reasonably believed by the Depositary Agent to be signed by the Collateral Agent or any other authorized Person. The Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which the Depositary Agent may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. The Depositary Agent shall have duties only to the Collateral Agent (on behalf of the holders of the Secured Obligations).

(h) Indemnification and Liability. In consideration of the appointment of Depositary Agent, each of the Company and the Guarantors agree jointly and severally:

(i) to defend, indemnify, pay and hold harmless, the Depositary Agent and each of its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents thereof, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnified Person”) from and against any and all Indemnified Liabilities; and

(ii) to reimburse each Indemnified Person for all its expenses, including reasonable fees and expenses of counsel and court costs incurred by reason of any position or action taken by the Indemnified Person pursuant to this Agreement or in connection with any action brought to interpret or enforce the provisions of this Agreement or any part thereof;

except, with respect to each of clauses (i) and (ii), to the extent that any such claim, loss, liability, damage, cost or expense is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by the Indemnified Person’s gross negligence or willful misconduct. The parties hereto hereby agree that no Indemnified Person shall be liable to such parties for any actions taken by any Indemnified Person pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Person arising from its gross negligence or willful misconduct. Any Indemnified Person may consult with legal counsel of its selection in connection with this Agreement or the Indemnified Person’s duties hereunder, and the Indemnified Person shall incur no liability and shall be fully protected in acting in accordance with the opinion and advice of such counsel.

The obligations of the Company and the Guarantors under this Section shall survive the termination of this Agreement and the earlier resignation or removal of the Depositary Agent.

(i) Court Orders. The Depositary Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting the Collateral Account or any financial asset credited to the Collateral Account. The Depositary Agent shall not be liable to any of the parties hereto, their successors or assigns by reason of the Depositary Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

(j) Resignation and Termination.

The Depositary Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary Agent as provided below. The Collateral Agent may remove the Depositary Agent at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Depositary Agent as provided below.

In the event of any removal of the Depositary Agent pursuant to the terms of the preceding paragraph, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), having a corporate trust office in New York, New York and a capital and surplus of not less than $250,000,000, shall be appointed by the Collateral Agent, and such appointment shall not be unreasonably delayed. If a successor Depositary Agent shall not have been appointed and accepted its appointment as Depositary Agent within 45 days after such notice of removal of the Depositary Agent, the Depositary Agent or the Collateral Agent may apply to any court of competent jurisdiction at the expense of the Company to appoint a successor Depositary Agent to act until such time, if any, as a successor Depositary Agent shall have accepted its appointment as provided above. Any such successor Depositary Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon:

(i) the Collateral Agent shall deliver an entitlement order, instruction or any other order to the predecessor Depositary Agent directing it to transfer to the successor Depositary Agent all balances deposited in and all financial assets and other assets credited to, the Collateral Account;

(ii) the successor Depositary Agent shall establish and maintain at its New York office the Collateral Account and deposit in and credit to the Collateral Account all financial assets and other assets from the Collateral Account maintained by the predecessor Depositary Agent transferred by the predecessor Depositary Agent to the successor Depositary Agent; and

(iii) the successor Depositary Agent shall succeed to all the rights and duties of the Depositary Agent under this Agreement and under applicable law.

In the event of any resignation of the Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or of any state thereof capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) and having a capital and surplus of not less than $250,000,000, shall be appointed by the Collateral Agent, and such agreement shall not be unreasonably withheld or delayed. Any such successor Depositary Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon:

(i) the Collateral Agent shall deliver an entitlement order, instruction or any other order to the predecessor Depositary Agent directing it to transfer to the

Collateral Agent all balances deposited in and all financial assets credited to, the Collateral Account;

(ii) the successor Depositary Agent shall establish and maintain at its New York office the Collateral Account and deposit in and credit to the Collateral Account all financial assets and other assets from the Collateral Account maintained by the predecessor Depositary Agent transferred by the predecessor Depositary Agent to the successor Depositary Agent; and

(iii) the successor Depositary Agent, unless the Collateral Agent is acting in such capacity, shall succeed to all the rights and duties of the Depositary Agent under this Agreement and under applicable law.

In the event that a successor Depositary Agent is not appointed within 30 Business Days after such notice of resignation of the Depositary Agent, the resigning Depositary Agent may, at the expense of the Company, petition a court of competent jurisdiction for appointment of successor.

In the event of the resignation or termination of the Depositary Agent, the Depositary Agent shall be entitled to its fees and expenses in accordance with the terms hereof up to the time such resignation becomes effective in accordance with this Section 3.04(j).

(k) General.

(i) No provision of this Agreement shall require the Depositary Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(ii) All written directions and instructions (which may be provided by facsimile transmission) by the Collateral Agent to the Depositary Agent pursuant to this Agreement shall be executed by an authorized signatory of the Collateral Agent.

(iii) The Depositary Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or any other evidence of indebtedness or other paper or document.

(iv) The Depositary Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(v) The Depositary Agent shall not be deemed to have notice of any Default or Event of Default unless written notice thereof is received by the Depositary Agent.

(vi) The Depositary Agent shall be under no obligation to notify the Collateral Agent of any Event of Default or any other event except for those events for which this Agreement specifically provides that such notice is required.

(vii) If any checks, drafts or other items deposited in the Collateral Account are returned or unpaid or otherwise dishonored, the Depositary Agent shall have the right to charge any and all such returned or dishonored items against the Collateral Account or to demand reimbursement therefor directly from the Company.

(viii) In no event shall the Depositary Agent be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties, in each case, that are beyond the Depositary Agent’s reasonable control or other causes beyond the Depositary Agent’s reasonable control or for indirect, special or consequential damages (including, but not limited to, lost profits)

(ix) In the absence of bad faith on the part of the Depositary Agent, the Depositary Agent may conclusively rely, as to the truth of statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Depositary Agent which conform to the requirements of this Agreement or the Security Documents.

(x) Whenever in the administration of the provisions of this Agreement or the Security Documents the Depositary Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of the Depositary Agent, be deemed to be conclusively proved and established by an Officer’s Certificate or an Opinion of Counsel, which shall be full warrant to the Depositary Agent for any action taken, suffered or omitted by it under the provisions of this Agreement or the Security Documents upon the faith thereof.

(xi) The Depositary Agent shall be under no obligation to exercise any of the rights vested in it by this Agreement or the Security Documents or to enforce any remedy or realize upon any of the Collateral unless it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

(xii) The Depositary Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(xiii) Any corporation into which the Depositary Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositary Agent shall be a party, or any corporation succeeding to the business of the Depositary Agent shall be successor of the Depositary Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

SECTION 3.05. Remedies. If an Event of Default shall have occurred and be continuing:

(i) the Collateral Agent may exercise in respect of the Collateral Account in accordance with the terms of the Collateral Agency Agreement, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time and consistent with the provisions of the Credit Agreement or the Note Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of the Collateral Account, and to cause the Collateral Account to be sold, liquidated or otherwise disposed of; and

(ii) the proceeds of any financial assets and other assets credited to or held in the Collateral Account and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral Account may, then or at any time thereafter, be applied (after payment of any amounts payable to the Depositary Agent pursuant to the terms hereof) in whole or in part by the Collateral Agent against all or any part of the Secured Obligations of the Company in accordance with Section 2.6 of the Collateral Agency Agreement.

No right, power or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

ARTICLE IV

TERMINATION OF AGREEMENT

SECTION 4.01. Secured Obligations. When each of the Credit Agreement and the Indenture has expired or has otherwise terminated and all Secured Obligations have been paid in full, all commitments thereunder have terminated, all right, title and interest of the Collateral Agent in the Collateral Account shall be released in accordance with the terms of the Collateral Agency Agreement. At such time, the Collateral Agent shall notify the Depositary Agent in writing using the form attached hereto as Exhibit A to, and upon such notification the Depositary Agent shall, pay any amounts (including Permitted Investments) then remaining in the Collateral Account to the Company. No termination of any interest of a Secured Party hereunder shall affect the rights of any other Secured Party hereunder.

SECTION 4.02. Rights and Obligations of Collateral Agent and Depositary Agent. The rights and powers granted herein to the Collateral Agent have been granted in order, among other things, to perfect its security interests in the Collateral Account, are powers coupled with an interest, and will neither be affected by the bankruptcy of the Company nor by the lapse of time. Except as otherwise provided herein, the obligations of the Depositary Agent hereunder shall continue in effect until the security interests of the Collateral Agent in the Collateral Account have been terminated pursuant to the terms of this Agreement, the other Term Loan Documents and Note Documents and the Collateral Agent has notified the Depositary Agent of such termination in writing.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent:	Wilmington Trust Company Attention: Corporate Trust 1100 North Market Street Rodney Square North Wilmington, DE 19890 Phone: 302-636-6453 Fax: 302-636-4145

If to the Company or any Guarantor:	Secunda International Limited One Canal Street Dartmouth Nova Scotia B2Y 241 Canada Attention: Phone: Fax:

If to the Depositary Agent:	Wilmington Trust Company Attention: Corporate Trust 1100 North Market Street Rodney Square North Wilmington, DE 19890 Phone: 302-636-6453 Fax: 302-636-4145

Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that no notice to either the Collateral Agent or the Depositary Agent shall be effective until received by such agent. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days’ notice to the other parties in the manner set forth hereinabove.

SECTION 5.02. Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto, the holders of the Secured Obligations, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

SECTION 5.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent or the Depositary Agent in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Collateral Agent and the Depositary Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the Transaction Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 5.04. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.05. Amendments. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and in accordance with the Collateral Agency Agreement.

SECTION 5.06. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 5.07. Governing Law. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral Account shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of the Collateral Account are governed by the laws of a jurisdiction other than the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the jurisdiction of the Depositary Agent as securities intermediary (under Section 8-110(e) of the UCC) and as bank (under Section 9-304(b) of the UCC) with respect to the Collateral Account is the State of New York.

SECTION 5.08. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TERM LOAN DOCUMENT OR NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY WITHOUT LIMITATION BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 5.01 OR AS PROVIDED IN SECTION 7.13 OF THE COLLATERAL AGENCY AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES AGENTS AND SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CONTROL AGREEMENT OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TERM LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 5.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that (a) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (which consent may be withheld in its sole discretion) and (b) the Depositary Agent may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement.

SECTION 5.11. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

SECTION 5.12. Survival of Agreements. The provisions regarding the payment of expenses and indemnification obligations, including Section 3.04(h) and the provisions set forth in Sections 3.04(j) and 5.14, and in the event that the Depositary Agent resigns in accordance with Section 3.04(j)(iii) or 3.04(j)(iv), Article 2 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the expiration or termination of the Credit Agreement or the Indenture, the payment in full of all Secured Obligations, the termination of any commitments thereunder, or the termination of this Agreement or any provision hereof.

SECTION 5.13. Further Information. The Depositary Agent shall promptly provide the Collateral Agent and the Company with any information reasonably requested by the Collateral Agent or the Company concerning balances in the Collateral Account and payments from the Collateral Account.

SECTION 5.14. Additional Depositary Agent Provisions. The Depositary Agent may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Depositary Agent hereunder. The Depositary Agent shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity satisfactory to it. The Depositary Agent shall act as a Bank that maintains a Depositary Account and a Securities Intermediary that maintains a security account, and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it in any other capacity, except in the case of its gross negligence or willful misconduct. The Depositary Agent shall be fully protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, (whether in its original or facsimile form) as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which the Depositary Agent in good faith believes to be genuine. The Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or willful misconduct. In the event of any dispute as to the construction or interpretation of any provision of this Agreement, the Depositary Agent may consult with counsel of its own selection and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and reliance thereon.

SECTION 5.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.16. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company, the Depositary Agent and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 5.17. Collateral Agent’s Obligations. The performance by the Collateral Agent of its obligations under this Agreement and the exercise of its rights hereunder is subject in all respects to the provisions of the Collateral Agency Agreement. The Collateral Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Collateral Agency Agreement as if specifically set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Depositary Agreement to be duly executed and delivered as of the date first above written.

SECUNDA INTERNATIONAL LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

3013563 NOVA SCOTIA LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE INTERNATIONAL INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE SERVICES LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA GLOBAL MARINE INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

[Control Agreement Signature Page]

JDM SHIPPING INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

INTERNATIONAL SHIPPING CORPORATION INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

SECUNDA GLOBAL INTERNATIONAL INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

NAVIS SHIPPING INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA ATLANTIC INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE ATLANTIC LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

OFFSHORE LOGISTICS INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

WILMINGTON TRUST COMPANY, as the Collateral Agent

By:	/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Person

WILMINGTON TRUST COMPANY, as Depositary Agent

By:	/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Person

EXHIBIT A

Date:

Wilmington Trust Company

Attention: Corporate Trust

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Phone: 302-636-6453

Fax: 302-636-4145

Re:	Control Agreement dated August , 2004;

Collateral Account

Ladies and Gentlemen:

Reference is made to the Control Agreement dated August     , 2004 (the “Agreement”; capitalized terms used herein shall have the meanings assigned thereto in the Agreement) among Secunda International Limited and certain of its subsidiaries, Wilmington Trust Company, as Collateral Agent (in such capacity the “Collateral Agent”), Wilmington Trust Company, as Depositary Agent (in such capacity the “Depositary Agent”). This letter constitutes an instruction under the Agreement.

You are hereby instructed and authorized to remit:		Written $ Amount US
		Numeric $ Amount	$
Via wire transfer to:	Account #:	ABA #
Account Name:
Attention:
From the Collateral Account #		Maintained at Wilmington Trust Company

The undersigned represents and warrants to Wilmington Trust Company that the undersigned is an authorized signatory of Collateral Agent.

COLLATERAL AGENT

By:
Name:
Title: